EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR SECOND QUARTER OF FISCAL YEAR 2019

•	Record GAAP net sales of $1.433 billion, up 18.1% sequentially and up 41.5% from the year ago quarter. Microchip was unable to provide GAAP net sales guidance.

•
Record Non-GAAP net sales of $1.513 billion, up 24.4% sequentially and up 49.5% from the year ago quarter. The midpoint of our guidance provided on August 9, 2018 was non-GAAP net sales of $1.512 billion.

•	On a GAAP basis: gross margin of 48.1%; operating income of $102.7 million; net income of $96.3 million; and EPS of $0.38 per diluted share. Microchip was unable to provide GAAP guidance.

•
On a non-GAAP basis: gross margin of 61.7%; record operating income of $579.3 million and 38.3% of net sales; record net income of $454.6 million and record EPS of $1.81 per diluted share, up 28.4% from the year ago quarter. Our guidance provided on August 9, 2018 was non-GAAP EPS of $1.65 to $1.83 per diluted share.

•	Record quarterly dividend declared of 36.45 cents per share.

CHANDLER, Arizona - November 7, 2018 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2018 as summarized in the following table:

(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2018
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$1,432.5		$1,513.3
Gross Margin	$689.3	48.1%	$933.7	61.7%
Operating Income	$102.7	7.2%	$579.3	38.3%
Other Expense	$(142.1)		$(108.2)
Income Tax (Benefit) Provision	$(135.7)		$16.5
Net Income	$96.3	6.7%	$454.6	30.0%
Net Income per Diluted Share	$0.38		$1.81
(1) See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

GAAP net sales for the second quarter of fiscal 2019 were $1.433 billion, up 41.5% from GAAP net sales of $1,012.1 million in the prior year's second fiscal quarter. GAAP net income for the second quarter of fiscal 2019 was $96.3 million, or $0.38 per diluted share, down from GAAP net income of $189.2 million, or $0.77 per diluted share, in the prior year's second fiscal quarter. The current year's GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions.

Non-GAAP net sales for the second quarter of fiscal 2019 were $1.513 billion, up 49.5% from non-GAAP net sales of $1,012.1 million in the prior year's second fiscal quarter. Non-GAAP net income for the second quarter of fiscal 2019 was $454.6 million, or $1.81 per diluted share, up 32.1% from non-GAAP net income of $344.1 million, or $1.41 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2019 and fiscal 2018, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, excess capacity charges to normalize acquired inventory levels, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions), non-cash interest expense on our convertible debentures, adjustments for a manufacturing excursion issue with one of our suppliers, losses on the settlement of debt, and losses on available-for-sale investments. Due to our required adoption of the new revenue recognition standard on April 1, 2018 that resulted in revenue being recognized when the product is sold to our distribution customers, our non-GAAP adjustments include the effect of our distributors increasing or decreasing their inventory holdings in order to present a measure of the end market demand for our products. For the second quarter of fiscal 2019, our non-GAAP income tax expense is presented based on projected cash taxes for fiscal 2019, excluding transition tax payments under the Tax Cuts and Jobs Act. For the second quarter of fiscal 2018, our non-GAAP income tax expense is presented in a manner that excludes the tax impact of non-GAAP adjustments calculated using the applicable tax rates in the jurisdictions where the adjustments occurred, tax adjustments in accordance with ASC 740-270, and one-time tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.45 cents per share. The quarterly dividend is payable on December 5, 2018 to stockholders of record on November 21, 2018.

"Our September quarter financial results were very good," said Steve Sanghi, Chief Executive Officer. "Our non-GAAP net sales came in above the mid-point of our guidance that we issued on August 9, 2018, resulting in record non-GAAP operating income, net income, and earnings per share."

Mr. Sanghi added, "During the September quarter we made significant progress in correcting the excess inventory in the Microsemi distribution channel down to about 2.6 months. We believe that at the current levels distributors are

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

holding the amount of inventory needed to support end market demand and that the inventory levels are in line with the levels maintained by our distributors for our historical business."

"In the September 2018 quarter, non-GAAP net sales for each of our microcontroller, analog, licensing and FPGA product lines achieved all-time records. Microcontroller non-GAAP net sales were $820.1 million, up 12.6% from the June 2018 quarter and analog non-GAAP net sales were $438.8 million, up 33.6% from the June 2018 quarter," said Ganesh Moorthy, President and Chief Operating Officer. "Our microcontroller and analog results benefited from a full quarter of contribution from Microsemi."

Mr. Moorthy added, "The integration of Microsemi with Microchip is rapidly progressing. We are achieving synergies in the business units, sales, operations and support functions, while we relentlessly march toward the synergy targets we have outlined for our stockholders."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We paid down $501 million of total debt during the September quarter as we re-aligned our operational cash requirements to support the business. We will continue to use substantially all of our excess cash generation after dividends to de-lever the balance sheet as quickly as possible."

Mr. Sanghi added, "Beginning April 1, 2018, we adopted the new GAAP revenue recognition standard which requires us to recognize revenue at the time products are sold to distributors. Prior to this change, revenue on such transactions were deferred until the product was sold by our distributor to an end customer. We are not able to provide guidance on a GAAP basis as we are not able to predict whether inventory at our distributors will increase or decrease in relation to end-market demand. As evidence of this uncertainty, in recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter. Our non-GAAP revenue will be based on what we believe reflects true end-market demand as we measure revenue based on when product is sold by our distributors to an end customer.”

Mr. Sanghi concluded, "The guidance we provided for the September quarter which reflected our caution on business conditions turned out in retrospect to be spot on and was a harbinger for broader industry weakness. We continue to be cautious about the outlook for the December quarter, and based on anticipated end-market demand, we expect our non-GAAP total net sales in the December 2018 quarter to be between $1.362 billion and $1.438 billion. Our non-GAAP earnings per share are expected to be between $1.49 and $1.64."

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

Microchip's Highlights for the Quarter Ended September 30, 2018:

•
Announced the industry’s first security-specific automotive tool, the CryptoAutomotive™ In-Vehicle Network (IVN) TrustAnchor/Border Security Device (TA/BSD) development kit, enabling OEMs and tier one suppliers with tools to secure existing automotive networks.

•
Our new BlueSky Global Navigation Satellite System (GNSS) firewall enables critical infrastructure providers to harden the security of their operations from GPS threats and delivers a more reliable and secure service.

•
Extended high-resolution audio beyond audiophiles and into mass market Bluetooth wireless products with the introduction of the IS2064GM-0L3, a fully-certified, Bluetooth® 5-compliant System-on-Chip with Sony’s LDAC audio codec technology.

•
Introduced a new network synchronization IC product family designed specifically for 5G wireless infrastructure equipment, providing advanced phase measurement and adjustment capabilities that simplify next-generation transport and wireless equipment design.

•	Announced the MGC3140 automotive-qualified three-dimensional (3D) gesture recognition controller, providing a durable single-chip solution for advanced automotive HMI designs.

•
Announced a new release of the Libero® system-on-chip (SoC) PolarFire Design Suite, introducing lower static power devices to the PolarFire field-programmable-gate array (FPGA) family and delivering even greater productivity.

•	Introduced the PAC1932/33 two- and three-channel power monitoring devices that measure from 0V to 32V on a single chip, including the industry’s first two-channel device with native 16-bit resolution.

•	Unveiled the MCP39F511 flexible dual-mode power monitoring IC that measures both AC and DC modes with industry-leading accuracy of 0.1 percent error across a wide 4000:1 range.

•	Announced the dsPIC33CK 16-bit Digital Signal Controllers (DSCs), designed to deliver faster deterministic performance in time-critical control applications.

•
RTGA high-speed signal processing radiation-tolerant field programmable gate arrays (FPGAs) achieved Qualified Manufacturers List (QML) Class V qualification by the Defense Logistics Agency (DLA), opening

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

the door for the devices to be used in the most critical space missions with the highest standards for quality and reliability.

•
Announced new data center storage solutions, including the industry’s first 24G SAS (SAS-4) expanders for server and networked storage in the SXP 24G family, the SmartROC 3200 and SmartIOC 2200 24G SAS and PCIe Gen 4 tri-mode storage controllers, the low power Switchtec™ Gen 4 PCIe switches with high density and reliability, and the industry’s highest performing enterprise Gen 4 PCIe Controller in the Flashtec™ NVMe 3016.

•	Expanded storage adapter solutions with the SmartRAID 3162-8i, featuring integrated on-board cache protection, and the SmartRAID 3162-8i/e, including support for maxCrypto™ secure encryption.

•
Announced the availability of Bitec’s DisplayPort™ intellectual property (IP) core optimized for PolarFire FPGAs, enabling advanced image quality in small formfactor embedded displays with the PolarFire family’s smaller size and 50 percent lower power.

•	Microchip’s CEO, Steve Sanghi, was honored as one of the Phoenix Business Journal’s ‘Most Admired Leaders’ in September.

Third Quarter Fiscal Year 2019 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are not able to provide guidance on a GAAP basis as we are not able to predict whether inventory at our distributors will increase or decrease in relation to end-market demand. As evidence of this uncertainty, in recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter. Our non-GAAP revenue will be based on what we believe reflects true end-market demand as we measure revenue based on when product is sold by our distributors to an end customer. The table below provides our guidance on a non-GAAP basis for the December 31, 2018 quarter.

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

Microchip Consolidated Guidance
Non-GAAP[1]

Net Sales	$1.362 to $1.438 billion
Gross Margin[2]	61.0% to 61.5%
Operating Expenses	24.9% to 25.4%
Operating Income	35.6% to 36.6%
Other Expense	$109.7 to $111.7 million
Income Tax Expense[3]	3% to 4%
Net Income	$358.2 to $404.0 million
Diluted Common Shares Outstanding[4]	Approximately 240.4 to 246.4 million shares
Earnings per Diluted Share[4]	$1.49 to $1.64
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Represents expected cash tax rate for fiscal 2019 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
4    Earnings per share is calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip's inventory days in the December 2018 quarter are expected to be in the range of 117 to 127 days excluding the impact of acquired inventory mark-up. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending December 31, 2018 are expected to be about $50 million. Capital expenditures for all of fiscal 2019 are expected to be between $230 million and $250 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast-growing new products and technologies and to bring in-house more of the assembly and test operations that are currently outsourced.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, excess capacity charges to normalize acquired inventory levels, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions), non-cash interest expense on our convertible debentures, adjustments for a manufacturing excursion issue with one of our suppliers, losses on the settlement of debt, and losses on available-for-sale investments. Due to our required adoption of the new revenue recognition standard on April 1, 2018, our non-GAAP adjustments include the effect of our distributors increasing or decreasing their inventory holdings. For the second quarter of fiscal 2019, our non-GAAP income tax expense is presented based on projected cash taxes for fiscal 2019, excluding transition tax payments under the Tax Cuts and Jobs Act. For the second quarter of fiscal 2018, our non-GAAP income tax

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

expense is presented in a manner that excludes the tax impact of non-GAAP adjustments calculated using the applicable tax rates in the jurisdictions where the adjustments occurred, tax adjustments in accordance with ASC 740-270, and one-time tax events.

Following our required adoption of the new revenue recognition standard effective April 1, 2018, our non-GAAP adjustments will now include the effect of our distributors increasing or decreasing their inventory holdings. Under the new GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results will be measured on a non-GAAP basis using the value of the end-market demand for our products. We use non-GAAP net sales for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end market demand is created and the supply chain sells the inventory to the end customer. We believe the use of non-GAAP net sales is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Therefore, we believe that it is useful to investors for us to disclose non-GAAP results that reflect the value of the end market demand for our products. These non-GAAP results include adjusting GAAP net sales, cost of sales, gross margin and EPS for the change in distributor inventory holdings.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments (except as related to non-GAAP net sales) are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

other expense, net, non-GAAP income tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information, including the effect of changes in distributor inventory holdings, because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results and provides better information regarding end-market demand for our products. Management uses these non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2018 quarter between $65.00 and $75.00 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions except per share amounts) (unaudited)

	Three months ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net sales	$1,432.5	$1,012.1	$2,644.9	$1,984.3
Cost of sales	743.2	398.0	1,313.6	785.8
Gross profit	689.3	614.1	1,331.3	1,198.5

Research and development	221.9	133.6	393.8	264.0
Selling, general and administrative	176.6	114.3	340.7	228.6
Amortization of acquired intangible assets	169.9	120.9	303.6	241.8
Special charges and other, net	18.2	19.9	58.3	17.1
Operating expenses	586.6	388.7	1,096.4	751.5

Operating income	102.7	225.4	234.9	447.0
Losses on equity method investment	(0.1)	(0.1)	(0.1)	(0.1)
Other expense, net	(142.0)	(39.1)	(236.5)	(94.5)

(Loss) income before income taxes	(39.4)	186.2	(1.7)	352.4
Income tax benefit	(135.7)	(3.0)	(133.7)	(7.3)
Net income	$96.3	$189.2	$132.0	$359.7

Basic net income per common share	$0.41	$0.81	$0.56	$1.55
Diluted net income per common share	$0.38	$0.77	$0.52	$1.48

Basic common shares outstanding	235.8	233.3	235.5	231.4
Diluted common shares outstanding	251.8	244.8	252.0	243.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

ASSETS

	September 30,	March 31,
	2018	2018
	(Unaudited)
Cash and short-term investments	$464.2	$2,196.6
Accounts receivable, net	668.8	563.7
Inventories	836.7	476.2
Other current assets	206.5	119.8
Total current assets	2,176.2	3,356.3

Property, plant and equipment, net	1,051.9	767.9
Other assets	15,439.0	4,133.0
Total assets	$18,667.1	$8,257.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$753.1	$373.7
Deferred income on shipments to distributors	—	333.8
Current portion of long-term debt	1,335.0	1,309.9
Total current liabilities	2,088.1	2,017.4

Long-term debt	9,551.1	1,758.4
Long-term income tax payable	777.1	754.9
Long-term deferred tax liability	815.4	205.8
Other long-term liabilities	265.2	240.9

Stockholders' equity	5,170.2	3,279.8
Total liabilities and stockholders' equity	$18,667.1	$8,257.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales, as reported	$1,432.5	$1,012.1	$2,644.9	$1,984.3
Impact of changes in distributor inventory levels	80.8	—	85.1	—
Non-GAAP net sales	$1,513.3	$1,012.1	$2,730.0	$1,984.3

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Gross profit, as reported	$689.3	$614.1	$1,331.3	$1,198.5
Impact of changes in distributor inventory levels	56.1	—	59.5	—
Share-based compensation expense	3.9	3.7	7.5	7.1
Manufacturing excursion	—	—	—	(0.6)
Acquisition-related costs	—	—	0.2	—
Excess capacity charges to normalize acquired inventory levels	2.3	—	2.3	—
Acquired inventory valuation costs	182.1	—	289.6	—
Non-GAAP gross profit	$933.7	$617.8	$1,690.4	$1,205.0
Non-GAAP gross profit percentage	61.7%	61.0%	61.9%	60.7%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Research and development expenses, as reported	$221.9	$133.6	$393.8	$264.0
Share-based compensation expense	(19.7)	(10.6)	(33.8)	(20.9)
Acquisition-related costs	(0.7)	—	(1.0)	—
Non-GAAP research and development expenses	$201.5	$123.0	$359.0	$243.1
Non-GAAP research and development expenses as a percentage of net sales	13.3%	12.2%	13.2%	12.3%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Selling, general and administrative expenses, as reported	$176.6	$114.3	$340.7	$228.6
Share-based compensation expense	(17.8)	(9.3)	(29.5)	(18.0)
Acquisition-related costs	(5.9)	(0.7)	(32.5)	(3.6)
Non-GAAP selling, general and administrative expenses	$152.9	$104.3	$278.7	$207.0
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.1%	10.3%	10.2%	10.4%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating expenses, as reported	$586.6	$388.7	$1,096.4	$751.5
Share-based compensation expense	(37.5)	(19.9)	(63.3)	(38.9)
Acquisition-related costs	(6.6)	(0.7)	(33.5)	(3.6)
Amortization of acquired intangible assets	(169.9)	(120.9)	(303.6)	(241.8)
Special charges and other, net	(18.2)	(19.9)	(58.3)	(17.1)
Non-GAAP operating expenses	$354.4	$227.3	$637.7	$450.1
Non-GAAP operating expenses as a percentage of net sales	23.4%	22.5%	23.4%	22.7%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating income, as reported	$102.7	$225.4	$234.9	$447.0
Impact of changes in distributor inventory levels	56.1	—	59.5	—
Share-based compensation expense	41.4	23.6	70.8	46.0
Manufacturing excursion	—	—	—	(0.6)
Acquisition-related costs	6.6	0.7	33.7	3.5
Excess capacity charges to normalize acquired inventory levels	2.3	—	2.3	—
Acquired inventory valuation costs	182.1	—	289.6	—
Amortization of acquired intangible assets	169.9	120.9	303.6	241.8
Special charges and other, net	18.2	19.9	58.3	17.1
Non-GAAP operating income	$579.3	$390.5	$1,052.7	$754.8
Non-GAAP operating income as a percentage of net sales	38.3%	38.6%	38.6%	38.0%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Other expense, net, as reported	$(142.0)	$(39.1)	$(236.5)	$(94.5)
Loss on settlement of debt	4.1	—	4.1	13.8
Non-cash other expense, net	28.9	27.2	65.4	54.1
Losses on available-for-sale investments	0.9	—	6.1	—
Non-GAAP other expense, net	$(108.1)	$(11.9)	$(160.9)	$(26.6)
Non-GAAP other expense, net, as a percentage of net sales	(7.1)%	(1.2)%	(5.9)%	(1.3)%

RECONCILIATION OF GAAP INCOME TAX BENEFIT TO NON-GAAP INCOME TAX PROVISION

For the three and six months ended September 30, 2018, non-GAAP income tax expense is presented based on cash taxes for fiscal 2019, excluding transition tax payments under the Tax Cuts and Jobs Act.

	Three and Six Months Ended
	September 30, 2018
Income tax benefit, as reported	$(135.7)	$(133.7)
Income tax rate, as reported	344.4%	7,864.7%
Other non-GAAP tax adjustment [1]	152.2	165.0
Non-GAAP income tax provision	$16.5	$31.3
Non-GAAP income tax rate	3.5%	3.5%
For the three and six months ended September 30, 2017, non-GAAP income tax expense is presented as the tax impact of non-GAAP adjustments calculated using the applicable tax rates in the jurisdictions where the adjustments occurred.

	Three and Six Months Ended
	September 30, 2017
Income tax benefit, as reported	$(3.0)	$(7.3)
Income tax rate, as reported	(1.6)%	(2.1)%
Share-based compensation expense [2]	7.8	15.2
Manufacturing excursion [2]	—	(0.2)
Acquisition-related costs [2]	0.3	1.3
Amortization of acquired intangible assets [2]	9.8	19.7
Special charges and other, net [2]	7.2	6.0
Loss on settlement of debt [2]	—	5.1
Non-cash other expense, net [2]	10.0	19.8
Non-recurring tax events [2]	5.6	11.2
Tax adjustment in accordance with ASC 740-270 [2]	(3.3)	(5.8)
Non-GAAP income tax provision	$34.4	$65.0
Non-GAAP income tax rate	9.1%	8.9%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three and Six Months Ended
	September 30, 2018
Net income, as reported	$96.3	$132.0
Impact of changes in distributor inventory levels	56.1	59.5
Share-based compensation expense	41.4	70.8
Acquisition-related costs	6.6	33.7
Excess capacity charges to normalize acquired inventory levels	2.3	2.3
Acquired inventory valuation costs	182.1	289.6
Amortization of acquired intangible assets	169.9	303.6
Special charges and other, net	18.2	58.3
Loss on settlement of debt	4.1	4.1
Non-cash other expense	28.9	65.4
Losses on available-for-sale investments	0.9	6.1
Other non-GAAP tax adjustment [1]	(152.2)	(165.0)
Non-GAAP net income	$454.6	$860.4
Non-GAAP net income as a percentage of net sales	30.0%	31.5%
GAAP net income as a percentage of net sales	6.7%	5.0%
Diluted net income per common share, as reported	$0.38	$0.52
Non-GAAP diluted net income per common share	$1.81	$3.41
Diluted common shares outstanding, as reported	251.8	252.0
Diluted common shares outstanding non-GAAP	251.8	252.0

	Three and Six Months Ended
	September 30, 2017
Net income, as reported	$189.2	$359.7
Share-based compensation expense, net of tax effect [2]	15.8	30.8
Manufacturing excursion, net of tax effect [2]	—	(0.4)
Acquisition-related costs, net of tax effect [2]	0.4	2.2
Amortization of acquired intangible assets, net of tax effect [2]	111.1	222.1
Special charges and other, net of tax effect [2]	12.7	11.1
Loss on settlement of debt, net of tax effect [2]	—	8.7
Non-cash other expense, net of tax effect [2]	17.2	34.3
Non-recurring tax events [2]	(5.6)	(11.2)
Tax adjustment in accordance with ASC 740-270 [2]	3.3	5.8
Non-GAAP net income	$344.1	$663.1
Non-GAAP net income as a percentage of net sales	34.0%	33.4%
GAAP net income as a percentage of net sales	18.7%	18.1%
Diluted net income per common share, as reported	$0.77	$1.48
Non-GAAP diluted net income per common share	$1.41	$2.72
Diluted common shares outstanding, as reported	244.8	243.8
Diluted common shares outstanding non-GAAP	244.8	243.8
1 For fiscal 2019, the income tax adjustments represent the difference in GAAP tax expense and projected non-GAAP tax expense which is based on projected cash taxes for fiscal 2019, excluding transition tax payments under the Tax Cuts and Jobs Act.
2 The tax impact of the non-GAAP adjustments is calculated using the applicable tax rates in the jurisdictions where the adjustments occurred in the three and six months ended September 30, 2017.

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

Microchip will host a conference call today, November 7, 2018 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 21, 2018.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 7, 2018 and will remain available until 5:00 p.m. (Eastern Time) on November 21, 2018. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 9119657.

Cautionary Statement:

The statements in this release relating to distributors holding the amount of inventory needed to support end market demand, the integration of Microsemi with Microchip is rapidly progressing, achieving synergies in the business units, sales, operations and support functions, relentlessly marching towards the synergy targets we have outlined, continuing to use substantially all of our excess cash generation after dividends to de-lever our balance sheet as quickly as possible, what we believe reflects true end-market demand as we measure revenue based on when product is sold by our distributors to an end customer, continuing to be cautious about the outlook for the December quarter, that we expect our non-GAAP total net sales in the December 2018 quarter to be between $1.362 billion and $1.438 billion, that our non-GAAP earnings per share are expected to be between $1.49 and $1.64, that our non-GAAP revenue will be based on what we believe reflects true end-market demand as we measure revenue based on when product is sold by our distributors to an end customer, our third quarter fiscal 2019 non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, expected cash tax rate for fiscal 2019, inventory days expected to be in the range of 117 to 127 days, capital expenditures for the December 2018 quarter and for all of fiscal 2019, continuing to invest to support the growth of our production capabilities for fast-growing new products and technologies and to bring in-house more of the assembly and test operations that are currently outsourced, our focus on creating demand for our products in the end markets we serve, that non-GAAP results reflect the value of the end-market demand for our products, and assumed average stock price in the December 2018 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political, trade or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions (including our recent acquisition of Microsemi Corporation); the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability

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Microchip Technology Reports
Second Quarter Fiscal 2019
Financial Results

to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, or other issues; our actual average stock price in the December 2018 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 7, 2018 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo and Libero are registered trademarks of Microchip Technology Inc. in the USA and other countries. CryptoAutomotive, Switchtec, Flashtec and maxCrypto are trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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